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                      CCC INFORMATION SERVICES GROUP INC.
                           2000 STOCK INCENTIVE PLAN

Section 1.  PURPOSE.

    The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, non-employee members of the Board, and non-employees who have a consultant or advisory position with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success. The Plan is an amendment and restatement of the 1997 Employee Stock Option Plan (the "1997 Plan"). The terms of the Plan will apply to all outstanding Incentives granted under the 1997 Plan. No additional awards will be granted under the 1997 Plan.

Section 2.  DEFINITIONS.

    Award Agreement:  An agreement described in Section 14(a) of the Plan.

    Board:  The Board of Directors of the Company.

    CHANGE-IN-CONTROL: Any of the following: (i) the merger, consolidation, or reorganization of the Company with any other corporation after which the holders of Common Stock immediately prior to the effective date thereof hold less than 51% of the outstanding common stock of the surviving or resulting entity; provided, however, that no change-in-control will occur if after the merger, consolidation or reorganization, a holder of Common Stock immediately prior to the effective date thereof is the largest stockholder of the surviving or resulting entity and owns at least 25% of the outstanding ownership interest in the surviving or resulting entity; (ii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly owned subsidiary; (iii) any person or group of persons acting in concert, other than individuals who are stockholders, directors or officers of the Company on June 28, 2000, or entity becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock; or (iv) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

    CODE:  The Internal Revenue Code of 1986, as amended.

    COMMITTEE: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to
Section 3.

    COMMON STOCK: The Common Stock, $.10 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 11.

    COMPANY: CCC Information Services Group Inc., a Delaware corporation, and any successor thereto.

    COVERED EMPLOYEE: A Key Employee who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which an Incentive is taxable to such Key Employee and for whom the Committee intends that such Incentive qualify as performance-based compensation under Code Section 162(m).


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    DISABILITY:  Eligibility for Social Security disability benefits or disability benefits under the Company's long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

    ELIGIBLE INDIVIDUAL. A Key Employee or other individual providing material services to the Company, including, without limitation, an individual serving as a director, consultant or advisor.

    EXECUTIVE STOCK OWNERSHIP GUIDELINES OR GUIDELINES: The stock ownership guidelines adopted by the Board, as amended from time to time, that apply to certain Key Employees of the Company.

    FAIR MARKET VALUE: The closing price of a share of Common Stock on the Nasdaq National Market system, or such other public exchange or market as designated by the Committee, for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the next preceding date on which a sale of shares of Common Stock occurred shall be used.

    INCENTIVE STOCK OPTION:  An Option meeting the requirement of Code
Section 422.

    INCENTIVES: Options (including Incentive Stock Options), Stock Awards, Performance Units and Stock Appreciation Rights.

    KEY EMPLOYEE: An employee of the Company approved by the Committee for participation in the Plan on the basis of his or her ability to contribute significantly to the growth and profitability of the Company.

    OPTION: An option to purchase shares of Common Stock granted to a Participant, director or other individual pursuant to Section 5.

    PARTICIPANT. An Eligible Individual who has been granted an Incentive under the Plan.

    PERFORMANCE UNIT: A unit representing a cash sum or one or more shares of Common Stock that is granted to a Key Employee pursuant to Section 7.

    PLAN: The CCC Information Services Group Inc. 2000 Stock Incentive Plan, as set forth herein and as amended from time to time hereafter.

    RESTRICTED SHARES: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

    RETIREMENT: Termination of employment after attaining eligibility for Social Security income benefits or retirement with the consent of the Board.

    STOCK APPRECIATION RIGHT OR RIGHT: An award granted to a Participant pursuant to Section 8.

    STOCK AWARD:  An award of Common Stock granted to a Participant pursuant to
Section 6.

Section 3.  ADMINISTRATION.

    (a) COMMITTEE. The Plan shall be administered by the Committee. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director" as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

    (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to approve Eligible Individuals for participation in the Plan; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Incentive or the termination of any restriction under any Incentive. Incentives may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that

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no such amendment may adversely affect the rights of the holder of an Incentive without such holder's consent, and no amendment, as it applies to any Covered Employee, shall be made that would cause an Incentive granted to such Covered Employee to fail to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations.

Section 4.  COMMON STOCK SUBJECT TO PLAN.

    Subject to Section 11, the aggregate number of shares of Common Stock that may be issued under the Plan, including Common Stock authorized but not issued or reserved for issuance under the 1997 Plan, shall not exceed 3,900,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan or the 1997 Plan without the issuance of shares or payment of cash, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 14(f) or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate of shares of Common Stock available for issuance.

Section 5.  OPTIONS.

    (a) PRICE. The exercise price per share of an Option shall be as set forth in the Award Agreement and shall not be less than the Fair Market Value on the grant date.

    (b) LIMITATIONS. The exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. Options for more than 250,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee. No Incentive Stock Options may be granted after May 11, 2010. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Code Section 424(d), stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

    (c) EXERCISE OF OPTIONS. No Option shall be exercisable until it has vested. Unless otherwise provided in an Award Agreement, each Option shall vest and become exercisable to the extent of 25% of the number of shares of Common Stock originally covered thereby on each successive one-year anniversary of the grant date. The Committee, in its sole discretion, at the time an Option is granted, may establish performance goals from the list in Section 7(a) which must be achieved as a condition of vesting in addition to, or in lieu of, the expiration of a vesting period. The Committee, in its sole discretion, may accelerate the exercisability of an Option at any time. No Option shall be exercisable after the expiration date of the Option.

    (d) EXPIRATION. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

    (e) PAYMENT. The exercise price of an Option shall be paid in full at the time of exercise in cash, or by the surrender of Common Stock previously acquired from the Company that has been held by the Incentive holder for a period of at least six months and that has a value equal to the exercise price, or by a combination of the foregoing.

Section 6.  STOCK AWARDS.

    (a) GRANT OF STOCK AWARDS. Stock Awards may be made on terms and conditions fixed by the Committee. Stock Awards may be in the form of Restricted Shares authorized pursuant to Section 6(b). Key Employees who are covered by the Executive Stock Ownership Guidelines may elect to defer up to 33 1/3% of their annual bonus awards in the form of Restricted Shares, which shall be matched by the

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Company with additional Restricted Shares at the rate set forth in the
Guidelines. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Stock Awards (including Restricted Share awards) for more than 250,000 shares of Common Stock may not be granted in any calendar year to any Covered Employee.

    (b) RESTRICTED SHARES. Restricted Shares may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Shares granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Restricted Shares"), the extent to which the Qualifying Restricted Shares will vest shall be based on the attainment of performance goals established in writing prior to commencement of the performance period by the Committee from the list in Section 7(a). The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Shares shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

Section 7.  PERFORMANCE UNITS.

    (a) VALUE OF PERFORMANCE UNITS. Prior to the commencement of the performance period, the Committee shall establish in writing an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Key Employee, the duration of the performance period, and the specific performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned and, for Covered Employees, the minimum level of attainment to be met to earn any portion of the Performance Units. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Performance Units"), the performance goals shall be based on one or more of the following objective criteria: operating expense ratios, total stockholder return, return on sales, return on equity, return on capital, return on assets, return on investment, earnings per share, revenues, market share, stock price, net operating income, net income, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, service reliability and cost management, and the attainment of one or more of these goals relative to the performance of related corporations.

    (b) PAYMENT OF PERFORMANCE UNITS. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Key Employee. With respect to Qualifying Performance Units, for any calendar year the maximum amount payable in cash to any Covered Employee shall be $2,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee is 250,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units.

Section 8.  STOCK APPRECIATION RIGHTS.

    (a) GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Stock Appreciation Rights for more than 250,000 shares of Common Stock may not be granted to any Covered Employee in any calendar year.

    (b) VALUE OF STOCK APPRECIATION RIGHTS. The holder of a Stock Appreciation Right granted in connection with an Option, upon surrender of that Option, will receive cash or shares of Common Stock equal in value to the excess of the Fair Market Value on the exercise date over the Option's exercise price, multiplied by the number of shares covered by such Option. The holder of a Stock Appreciation Right granted independently of an Option, upon exercise of that Right, will receive cash or shares of Common

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Stock equal in value to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date, multiplied by the number of shares covered by such Right.

Section 9.  LOAN PROGRAM.

    The Committee, in its sole discretion, may grant loans to certain Key Employees for the purpose of acquiring Common Stock under the Plan, including the exercising of Options, and for the purpose of paying taxes arising from any such purchase or exercise; provided, however, that no such loan shall be granted if it would cause the Company to violate the terms of any contract to which it is a party.

    Each loan shall be subject to the following

    (a) The maximum aggregate amount of such loans that may be outstanding at any time shall be determined $5,000,000. The maximum that may be loaned to any Key Employee shall be determined by the Committee in its sole discretion.

    (b) Each loan shall be evidenced by a written promissory note and pledge agreement, as applicable, in such form as the Committee shall approve: provided, that the note shall (i) provide recourse to the Key Employee to the extent determined by the Committee, (ii) provide for interest at a rate to be determined by the Committee, (iii) be secured, pursuant to a pledge agreement, by the purchased shares, to the extent deemed appropriate by the Committee, and
(iv) comply with all applicable laws and regulations.

    (c)  Each loan shall have a term of no more than 10 years.

    (d) A loan will be automatically due and payable 30 days after Retirement, 12 months after death or Disability, six months following a termination following a Change-in-Control, 30 days after any other termination, or immediately upon a sale of the shares securing the loan.

    (e) Each loan shall contain such other terms, conditions and limitations as may be determined by the Committee in its sole discretion.

Section 10.  TERMINATION OF EMPLOYMENT.

    Except as may be determined otherwise by the Committee, a Participant's unvested Options, Rights and Stock Awards and all unpaid Performance Units shall be forfeited upon termination of employment. In the event of a Participant's Retirement or Disability, his or her Options and Stock Appreciation Rights (to the extent vested at termination of employment) shall remain exercisable for the shortest of 30 days from Retirement, 12 months from Disability or the remaining term of the Options or Rights. In the event of death while employed, or within 30 days following Retirement or 12 months following Disability, any Options or Rights (to the extent vested at death) remain exercisable for the shorter of 12 months or the remaining term of the Options or Rights. For other terminations of employment, the Options and Rights (to the extent vested at termination of employment) remain exercisable for the shorter of 30 days (or such longer period as the Committee may determine but in no event more than 90 days for Incentive Stock Options) or the remaining term of the Options or Rights.

Section 11.  ADJUSTMENT PROVISIONS.

    In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (i) the number and class of shares or other securities that are reserved for issuance under the Plan, (ii) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (iii) the appropriate Fair Market Value and other price determinations applicable to Incentives.

Section 12.  TERM.

    The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock

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remains available for issuance under Section 4, or until the day preceding the stockholders meeting in 2010, whichever occurs first.

Section 13.  CHANGE-IN-CONTROL.

    In the event of a Change-in-Control, the Committee, in its sole discretion, shall take one or more of the following actions with respect to outstanding Incentives under the Plan:

           (a)  Fully vest all Incentives outstanding under the Plan; or

           (b) Arrange to have outstanding Incentives assumed by the successor entity in the Change-in-Control or replaced with an Incentive of equivalent value to purchase stock of such successor entity with or without the acceleration of vesting; or

           (c) Cancel all outstanding Incentives as of the effective date of the Change-in- Control; provided that notice of such cancellation is given to Participants and Participants shall either (i) have the right to exercise all Incentives prior to the Change-in-Control, or (ii) have the right to exercise all Incentives prior to the Change-in-Control which are then exercisable and to receive cash or a cash-based deferred compensation program of the successor entity of equivalent value with respect to Incentives which are not then exercisable.

Section 14.  GENERAL PROVISIONS.

    (a) AWARD AGREEMENT. Awards under the Plan shall be evidenced by a written agreement, executed by the Participant and the Company, and containing such restrictions, terms and conditions as the Committee may require. In the event of a conflict or inconsistency between the terms of an Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

    (b) EMPLOYMENT. Nothing in the Plan or in any related instrument shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

    (c) LEGALITY OF ISSUANCE OF SHARES. No Common Stock shall be issued pursuant to an Incentive unless and until all legal requirements applicable to such issuance have been satisfied.

    (d) OWNERSHIP OF COMMON STOCK ALLOCATED TO PLAN. No Participant and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such Participant.

    (e) GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

    (f) WITHHOLDING OF TAXES. The Company may withhold, or allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.

    (g)  NON-TRANSFERABILITY; EXCEPTIONS.  Except as provided in this
Section 14(g), no Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer such Incentive to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more

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trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the Award Agreement with respect to such Incentives expressly so permits or is amended to so permit,
(ii) the holder does not receive any consideration for such transfer, and
(iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the Award Agreements applicable to any outstanding Incentives to permit such transfers. Any Incentive not granted pursuant to any Award Agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any Incentive Stock Option.

    (h) FORFEITURE OF INCENTIVES. Except for an Incentive that becomes vested pursuant to Section 13, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

    (i) BENEFICIARY DESIGNATION. Under such rules and procedures as the Committee may establish, each Participant may designate a beneficiary or beneficiaries to succeed to any rights which the Participant may have with respect to Options, Stock Appreciation Rights, Stock Awards or Performance Units at the time of his or her death. The designation may be changed or revoked by the Participant at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Participant's death. If a Participant does not designate a beneficiary or no designated beneficiary survives the Participant, then his or her beneficiary shall be the Participant's estate.

    (j) REGISTRATION OF SHARES. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or Award Agreements.

    (k) DIVIDENDS AND DIVIDEND EQUIVALENTS. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable Award Agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as may be established in the applicable Award Agreement, including reinvestment in additional shares or share equivalents.

Section 15.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

    (a) AMENDMENT AND DISCONTINUANCE. The Plan may be amended or discontinued by the Board from time to time, provided that without the approval of stockholders, no amendment shall be made which (i) amends Section 4 to increase the aggregate Common Stock that may be issued pursuant to Incentives,
(ii) amends the provisions of Section 13, (iii) amends the provisions of
Section 7(b) to increase the value which may be specified for Performance Units or amends any other provision of the Plan, the amendment of which would require stockholder approval in order to continue to satisfy the performance-based compensation exemption under Code Section 162(m) and the related regulations with respect to any Incentive awarded to any Covered Employee, (iv) changes the maximum number of shares of Common

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Stock that may be awarded to any Key Employee in any year pursuant to Options,
Stock Awards or Stock Appreciation Rights, or (v) amends this Section 15.

    (b) EFFECT OF AMENDMENT OR DISCONTINUANCE ON INCENTIVES. No amendment or discontinuance of the Plan by the Board or the stockholders of the Company shall adversely affect any Incentive theretofore granted without the consent of the holder.

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